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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                        PHOENIX FOOTWEAR GROUP ANNOUNCES
                   COMPLETION OF H.S. TRASK & CO. ACQUISITION

CARLSBAD, CALIFORNIA, August 8, 2003 - Phoenix Footwear Group, Inc. (AMEX "PXG"), today announced the finalization of the Company's acquisition of H.S. Trask & Co., a Montana-based designer of men's casual boots and shoes. Phoenix Footwear had announced the signing of a definitive agreement with H.S. Trask on June 16, 2003. Terms of the acquisition were not disclosed in detail, but the Company revealed that restricted stock and cash were used to accomplish the acquisition. Phoenix Footwear has agreed to file a registration statement covering the resale of such shares with the Securities and Exchange Commission.

"This transaction unites two footwear companies with complimentary assets and strong reputations for creating high quality casual shoes," said James Riedman, CEO of Phoenix Footwear. "We are pleased with the quick close of the acquisition and look forward to entering into the men's casual footwear category through the integration of H.S. Trask to our product brand name portfolio."

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets casual and dress footwear. The Company's premium footwear brands include the Trotters(R) and SoftWalk(R) lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001. Phoenix Footwear Group, Inc is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation the risks associated with the successful integration of H.S. Trask business, including management distraction during such integration, and the impact that the failure to successfully integrate could have on the realization of the anticipated benefits of the acquisition, the ability of Phoenix Footwear to retain H.S. Trask customers and market acceptance of the acquisition. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. Phoenix Footwear assumes no duty to update any forward-looking statements.

CONTACTS:


Kenneth Wolf                                       Todd St.Onge
Chief Financial Officer                            Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.                       (212) 986-6667
(760) 602-9688